As filed with the Securities and Exchange Commission on July 24, 1998
                                                     Registration No. 333-______
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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                               ------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                                 CIMA LABS INC.

             (Exact name of registrant as specified in its charter)

         DELAWARE                                    41-1569769
 (State of incorporation)               (I.R.S. Employer Identification No.)
                               ------------------
                             10000 VALLEY VIEW ROAD
                      EDEN PRAIRIE, MINNESOTA  55344-9361
                                (612) 947-8700
         (Address and telephone number of Principal Executive Offices)

                             OPTIONS GRANTED UNDER
                           THE EQUITY INCENTIVE PLAN
                            (Full title of the plan)

                             JOHN M. SIEBERT, PH.D.
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             10000 VALLEY VIEW ROAD
                      EDEN PRAIRIE, MINNESOTA  55344-9361
                                 (612) 947-8700
           (Name, address, and telephone number of agent for service)
                               ------------------

                                   Copies to:

                             ROBERT L. JONES, ESQ.
                              BRETT D. WHITE, ESQ.
                               COOLEY GODWARD LLP
                             FIVE PALO ALTO SQUARE
                              3000 EL CAMINO REAL
                        PALO ALTO, CALIFORNIA 94306-2155
                                 (650) 843-5000

                        CALCULATION OF REGISTRATION FEE

                                                      PROPOSED
    TITLE OF                         PROPOSED         MAXIMUM
  SECURITIES TO        AMOUNT         MAXIMUM         AGGREGATE      AMOUNT OF
       BE              TO BE       OFFERING PRICE     OFFERING      REGISTRATION
   REGISTERED        REGISTERED     PER SHARE(1)      PRICE(1)          FEE
 --------------      ----------    --------------     ---------     ------------
 Stock Options and
 Common Stock          400,000         $ 3.578       $ 1,431,200      $ 422.22
 (par value $0.01)


(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended. The offering price per share and aggregate offering price are based on the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq National Market on July 17, 1998.

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

                                EXPLANATORY NOTE


     This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 400,000 shares of the Registrant's Common Stock to be issued pursuant to the Registrant's Equity Incentive Plan, as amended (the "Plan"). The Registration Statement on Form S-8 previously filed with the Commission relating to the Plan (File No. 333-05741) is incorporated by reference herein.


                                    EXHIBITS

EXHIBIT
NUMBER
-------
5.1                 Opinion of Cooley Godward LLP.

23.1                Consent of Ernst & Young LLP.

23.2                Consent of Cooley Godward LLP.  Reference is made to Exhibit 5.1.

24.1                Power of Attorney.  Reference is made to the signature page II-1.

99.1                Equity Incentive Plan, as amended.


                                   SIGNATURES


     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota, on July 24, 1998.

                                  CIMA LABS, INC.


                                  By:    /s/ John M. Siebert, Ph.D.
                                      ----------------------------------------
                                       John M. Siebert, Ph.D.
                                       President and Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John M. Siebert and Keith P. Salenger, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                Title                           Date
---------                                -----                           ----
/s/ John M. Siebert, Ph.D.         President, Chief                  July 24, 1998
--------------------------------   Executive Officer and
  John M. Siebert, Ph.D.           Director (PRINCIPAL
                                   EXECUTIVE OFFICER)

  /s/ Keith P. Salenger            Vice President, Finance           July 24, 1998
--------------------------------   and Chief Financial
  Keith P. Salenger                Officer (PRINCIPAL
                                   FINANCIAL AND ACCOUNTING
                                   OFFICER)

   /s/ Terrence W. Glarner         Chairman of the Board             July 24, 1998
--------------------------------   and Director
  Terrence W. Glarner

   /s/ Steven B. Ratoff            Director                          July 24, 1998
--------------------------------
  Steven B. Ratoff


   /s/ Joseph R. Robinson, Ph.D.   Director                          July 24, 1998
--------------------------------
  Joseph R. Robinson, Ph.D.


                                EXHIBIT INDEX

Exhibit No.    Description                                                        Sequential Page Number
-----------    -----------                                                        ----------------------
5.1            Opinion of Cooley Godward LLP.

23.1           Consent of Ernst & Young LLP.

23.2           Consent of Cooley Godward LLP.  Reference is made to Exhibit 5.1.

24.1           Power of Attorney.  Reference is made to the signature page II-1.

99.1           Equity Incentive Plan, as amended.
